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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                             -----------------------


                                    FORM 8-K




                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the

                         SECURITIES EXCHANGE ACT OF 1934






         Date of Report (Date of earliest event reported) 23 April 1996
                                                          -------------



                        Air Products and Chemicals, Inc.
               --------------------------------------------------
               (Exact name of registrant as specified in charter)


           Delaware                      1-4534                 23-1274455
- ----------------------------    ------------------------   -------------------
(State of other jurisdiction    (Commission file number)   (IRS Identification
      of incorporation)                                           number)


7201 Hamilton Boulevard, Allentown, Pennsylvania                18195-1501
- ------------------------------------------------                ----------
    (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code (610) 481-4911
                                                   --------------
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Item 5.  Other Events.

         The Registrant reported record income from operations of $94 million, or 85 cents per share, for the second quarter ended March 31, 1996. This compares to last year's net income of $88 million, or 79 cents per share, a per-share increase of 8 percent. Sales of $1 billion were up 3 percent versus $983 million last year. These results exclude an after-tax gain in the current quarter of $41 million, or 36 cents per share, from the settlement of certain derivative-related claims.

         Industrial gas sales for the quarter rose 8 percent. Both merchant and tonnage volumes increased as new capacity came onstream. While operating income was down 9 percent, the company's gas equity affiliate income was $8 million higher in the quarter. Strong results from the company's Spanish, Mexican, and Asian joint ventures were offset by margin pressures in the U.S. and northern Europe.

         In chemicals, second quarter operating income equaled last year's record results on a 3 percent decline in sales. Despite some weakness in volumes, improved performance across all the major businesses offset the loss of profits from exiting merchant ammonia and a significant decline in methanol pricing.

         Profits for the environmental and energy systems business were up slightly from a year ago. The company announced earlier this month its intent to sell its 50 percent share in American Ref-Fuel. This waste-to-energy joint venture with Browning-Ferris Industries typically represents a large portion of equity affiliate income for this business segment.

         The equipment and services segment reported significantly higher operating income and a record backlog for the quarter despite lower sales.

         For the first half of fiscal 1996, Air Products reported income of $183 million, or $1.65 per share, versus $175 million, or $1.56 per share, up 6 percent on an operating basis. Sales rose 3 percent to $2 billion. These results exclude the 1996 gain from the settlement for certain derivative losses reported in fiscal year 1994.

         Financial tables follow:

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
                        AIR PRODUCTS AND CHEMICALS, INC.
                  SUMMARY OF CONSOLIDATED FINANCIAL INFORMATION
                                   (Unaudited)

(In millions, except earnings per share)
- ------------------------------------------------------------------
                         Three Months Ended    Six Months Ended
                              31 March             31 March
                           1996      1995       1996      1995
- ------------------------------------------------------------------
Sales                     $1,013     $983      $1,960    $1,904

Net Income                $  135(a)  $ 88      $  224(a) $  175

Earnings Per Share        $ 1.21(a)  $.79      $ 2.01(a) $ 1.56

(a) Includes an after-tax gain of $41 million, or $.36 per share, from the settlement with Bankers Trust Company over losses reported in fiscal 1994 associated with leveraged interest rate swap contracts.

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
                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries

                               CONSOLIDATED INCOME

(In millions, except per share)
- --------------------------------------------------------------------
                               Three Months Ended   Six Months Ended
                                    31 March            31 March
                                  1996    1995       1996      1995
- --------------------------------------------------------------------
SALES AND OTHER INCOME
Sales                            $1,013   $983      $1,960    $1,904
Other income (expense), net           4      1           8        --
- --------------------------------------------------------------------
                                  1,017    984       1,968     1,904
- --------------------------------------------------------------------

COSTS AND EXPENSES
Cost of sales                       609    591       1,169     1,135
Selling, distribution and
 administrative                     231    215         451       421
Research and development             29     26          56        50
- --------------------------------------------------------------------

OPERATING INCOME                    148    152         292       298
Income from equity affiliates,
 net of related expenses             18      8          34        17
Gain on settlement of
 leveraged interest rate swaps       67     --          67        --
Interest expense                     31     26          60        50
- --------------------------------------------------------------------

INCOME BEFORE TAXES                 202    134         333       265
- --------------------------------------------------------------------
Income taxes                         67     46         109        90
- --------------------------------------------------------------------

NET INCOME                       $  135   $ 88      $  224    $  175
- --------------------------------------------------------------------

MONTHLY AVERAGE OF
 COMMON SHARES OUTSTANDING           --     --         112       112
- --------------------------------------------------------------------

EARNINGS PER COMMON SHARE        $ 1.21   $.79      $ 2.01    $ 1.56
- --------------------------------------------------------------------

DIVIDENDS DECLARED PER
 COMMON SHARE - Cash               $.26   $.25      $  .52    $  .49
- --------------------------------------------------------------------

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
                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries

                           CONSOLIDATED BALANCE SHEETS

(In millions, except per share)
- --------------------------------------------------------------------
                                                31 March  31 March
                        ASSETS                    1996      1995
- --------------------------------------------------------------------
CURRENT ASSETS
Cash and cash items                             $   82     $   94
Trade receivables, less allowances for
 doubtful accounts                                 649        626
Inventories                                        383        304
Contracts in progress, less progress billings      114        108
Other current assets                               144        127
- --------------------------------------------------------------------
TOTAL CURRENT ASSETS                             1,372      1,259
- --------------------------------------------------------------------
INVESTMENTS                                        795        641
PLANT AND EQUIPMENT, at cost                     7,691      7,014
 Less - Accumulated depreciation                 3,982      3,755
- --------------------------------------------------------------------
PLANT AND EQUIPMENT, net                         3,709      3,259
- --------------------------------------------------------------------
GOODWILL                                            80         67
OTHER NONCURRENT ASSETS                            268        187
- --------------------------------------------------------------------
TOTAL ASSETS                                    $6,224     $5,413
- --------------------------------------------------------------------

    LIABILITIES AND SHAREHOLDERS' EQUITY
- --------------------------------------------------------------------

CURRENT LIABILITIES
Payables, trade and other                       $  491     $  503
Accrued liabilities                                235        241
Accrued income taxes                                94         53
Short-term borrowings                              423        211
Current portion of long-term debt                   25        146
- --------------------------------------------------------------------
TOTAL CURRENT LIABILITIES                        1,268      1,154
- --------------------------------------------------------------------
LONG-TERM DEBT                                   1,495      1,103
DEFERRED INCOME & OTHER NONCURRENT LIABILITIES     398        433
DEFERRED INCOME TAXES                              510        442
- --------------------------------------------------------------------
TOTAL LIABILITIES                                3,671      3,132
- --------------------------------------------------------------------

SHAREHOLDERS' EQUITY
Common stock, par value $1 per share               125        125
Capital in excess of par value                     463        471
Retained earnings                                2,556      2,255
Unrealized gain on investments                      41         40
Cumulative translation adjustments                 (48)       (19)
Treasury Stock, at cost                           (126)      (133)
Shares in trust                                   (458)      (458)
- --------------------------------------------------------------------
TOTAL SHAREHOLDERS' EQUITY                       2,553      2,281
- --------------------------------------------------------------------
- --------------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY      $6,224     $5,413
- --------------------------------------------------------------------

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                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

During the second quarter of 1996, the Company reached a $67 million settlement with Bankers Trust Company over $107 million in losses the Company reported in fiscal 1994 associated with leveraged interest rate swap contracts. The settlement included the termination of two previously closed contracts with Bankers Trust. Prior to the settlement there was an outstanding liability of $62 million associated with these closed contracts. The results for the three and six months ended 31 March 1996 include a gain of $67 million ($41 million after tax, or $.36 per share) from the settlement.

In April 1996, the Company announced its plan to divest its joint venture interest in a waste-to-energy business and commence a share repurchase program designed to acquire approximately 10 percent of its 112 million shares outstanding for financial reporting purposes.

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                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries

                          SUMMARY BY BUSINESS SEGMENTS

(In millions)
- -------------------------------------------------------------------
                           Three Months Ended  Six Months Ended
                                31 March            31 March
                              1996    1995       1996     1995
- -------------------------------------------------------------------
Sales:
   Industrial Gases         $  591    $546      $1,142   $1,071
   Chemicals                   340     351         650      675
   Environmental/Energy         16      17          30       31
   Equipment/Services           66      69         138      127
- -------------------------------------------------------------------
      CONSOLIDATED          $1,013    $983      $1,960   $1,904
- -------------------------------------------------------------------

Operating Income:
   Industrial Gases         $  100    $110      $  203   $  219
   Chemicals                    53      53         102      102
   Environmental/Energy         --      --          (1)      --
   Equipment/Services            5      (3)          9       (4)
   Corporate and Other         (10)     (8)        (21)     (19)
- -------------------------------------------------------------------
      CONSOLIDATED          $  148    $152      $  292   $  298
- -------------------------------------------------------------------

Equity Affiliates' Income:
   Industrial Gases         $   10    $  2      $   19   $    4
   Chemicals                    --      --          --       --
   Environmental/Energy          8       6          15       13
- -------------------------------------------------------------------
      CONSOLIDATED          $   18    $  8      $   34   $   17
- -------------------------------------------------------------------

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                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries

                          SUMMARY BY GEOGRAPHIC REGIONS

(In millions)
- -------------------------------------------------------------------
                            Three Months Ended   Six Months Ended
                                 31 March             31 March
                               1996    1995        1996     1995
- -------------------------------------------------------------------
Sales:
   United States            $  763      $739      $1,462    $1,428
   Europe                      215       211         427       410
   Canada/Latin America         34        33          69        65
   Other                         1        --           2         1
- -------------------------------------------------------------------
      CONSOLIDATED          $1,013      $983      $1,960    $1,904
- -------------------------------------------------------------------

Operating Income:
   United States            $  119      $119      $  228    $  236
   Europe                       25        26          59        52
   Canada/Latin America          4         7           5        10
   Other                        --        --          --        --
- -------------------------------------------------------------------
      CONSOLIDATED          $  148      $152      $  292    $  298
- -------------------------------------------------------------------

Equity Affiliates' Income:
   United States            $    8      $  6      $   14    $   12
   Europe                        5         2          11         5
   Canada/Latin America          3        (1)          4        (2)
   Other                         2         1           5         2
- -------------------------------------------------------------------
      CONSOLIDATED          $   18      $  8      $   34    $   17
- -------------------------------------------------------------------

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        Air Products and Chemicals, Inc.
                                            (Registrant)
                                        --------------------------------



Dated: 23 April 1996               By:  /s/ Arnold H. Kaplan
                                        --------------------------------
                                            Arnold H. Kaplan
                                            Vice President - Finance

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